UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  December 22, 2015
PERSEON CORPORATION
 (Exact name of registrant as specified in its charter)
Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 West 50 North
Salt Lake City, Utah 84119
 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code:  (801) 972-5555
N/A
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.
On October 26, 2015, Perseon Corporation, a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement") with Galil Medical, Inc., a Delaware corporation ("Galil"), and Galil Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Galil ("Merger Sub"), pursuant to which Merger Sub would, on the terms and subject to the conditions set forth therein, conduct a tender offer ("Offer") for (i) all of the Company's outstanding common stock (the "Common Stock") and (ii) warrants to purchase common stock traded on The Nasdaq Capital Market (the "Public Warrants" and, together with the Common Stock, the "Securities") and then merge with and into the Company (the "Merger"). Among the conditions to the Merger Agreement was that a minimum number of shares of Common Stock ("Minimum Share Condition") and Public Warrants ("Minimum Public Warrant Condition") would be tendered for purchase by the Merger Sub and that Galil would obtain sufficient financing to consummate the Offer ("Financing Condition").
As of 11:59 P.M., New York City time, on Monday December 21, 2015, an insufficient number of Public Warrants had been tendered for purchase by Merger Sub. Additionally, Galil has been unable to obtain financing sufficient to satisfy the Financing Condition. Accordingly, the required Minimum Public Warrant Condition and Financing Condition were not satisfied and, as a result, the Offer expired by its terms.
On December 22, 2015, Galil delivered a notice to the Company pursuant to Section 8.1(b)(ii) of the Merger Agreement, electing to terminate the Merger Agreement because the Offer expired in accordance with its terms without Merger Sub having purchased any Shares or Public Warrants pursuant to the Offer.
Consequently, the holders of Common Stock and Public Warrants will remain as shareholders and warrant holders, respectively, of the Company and the Company will continue to operate under its current structure. Accordingly, the Merger will not be pursued at this time. The foregoing description is qualified in its entirety by reference to the text of the notice of termination, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K.
This Form 8-K may be deemed to contain forward-looking statements, including forward-looking statements about the Company's beliefs, plans, objectives, goals, expectations, estimates and intentions. All forward-looking statements are subject to risks and uncertainties, including risks and uncertainties detailed in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2015, its Transition Report on Form 10-K for the period ended December 31, 2014 and the Company's other filings with the Securities and Exchange Commission.  Forward-looking statements are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, many of which are outside the Company's control. These forward-looking statements speak only as of the date on which such statements are made, and the Company does not undertake an obligation to update such statements to reflect events or circumstances arising after such date, except as required by law.
Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Description

2.1
Notice of Termination of Agreement and Plan of Merger, dated as of December 22, 2015, from Galil Medical Inc. and Galil Merger Sub, Inc. to Perseon Corporation (incorporated by reference to Exhibit (d)(4) to Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Galil Medical, Inc., Galil Medical LTD. and Galil Merger Sub, Inc. with the SEC on December 22, 2015).

99.1
Press Release, dated December 22, 2015, issued by Galil Medical, Inc. (incorporated by reference to Exhibit (a)(1)(xi) to Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Galil Medical, Inc., Galil Medical LTD. and Galil Merger Sub, Inc. with the SEC on December 22, 2015).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PERSEON CORPORATION
Date:  December 22, 2015
By:  /s/ Clinton E. Carnell Jr.
Name:  Clinton E. Carnell Jr.
Title:    President and Chief Executive Officer
             Principal Executive Officer